Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 02, 2026 with respect to the financial statements of CopperTech Metals Inc, included herein and to the reference to our firm under the caption “Experts” in the prospectus.

Manohar Chowdhry & Associates

Chartered Accountants

Chennai, India

June 02, 2026

New No.27, Subramaniam Street,	Chennai ● Bengaluru ● Mumbai ● Hyderabad ● Gurugram
Abiramapuram, Chennai - 600 018, Tamil Nadu	Visakhapatnam ● Coimbatore ● Kochi ● Madurai ● Mangaluru
Tel: +91 44 42903333 | Web : www.mca.co.in	Tiruchirapalli ● Vijayawada

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 01, 2026 relating to the consolidated financial statements of Konkola Copper Mines Plc included herein and to the reference to our firm under the caption “Experts” in the prospectus.

Manohar Chowdhry & Associates

Chartered Accountants

Chennai, India

June 01, 2026